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                                                                    Exhibit 23.1




                        Independent Auditor's Consent




       We consent to incorporation by reference in this Registration Statement on Form S-8 of Hancock Holding Company of our report dated January 12, 1996, which is incorporated by reference in the Annual Report on Form 10-K of Hancock Holding Company for the year ended December 31, 1995.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
New Orleans, Louisiana
September 6, 1996